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EXHIBIT 23.1   CONSENT OF INDEPENDENT AUDITORS

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements pertaining to the Amended and Restated Long-Term Incentive Plan (Form S-8 Nos. 33-66552, 33-86062 and 333-13061) and the Non-Qualified Stock Option Plan and the Stock Option Plan for Employees (Form S-8 No. 33-52664) of American Medical Technologies, Inc. of our report dated March 12, 2001, except for Note 4 to which the date is March 26, 2001 with respect to the consolidated financial statements and schedule of American Medical Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                              Ernst & Young LLP
                                                              San Antonio, Texas

March 27, 2001


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